Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 26, 2025, with respect to the consolidated financial statements of Usio, Inc. as of and for the year ended December 31, 2024.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

June 23, 2025